UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 17, 2014

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Texas	000-24381	75-1386375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Plains Blvd.

Amarillo, Texas 79102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (806) 351-2300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 17, 2014, Hastings Entertainment, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Draw Another Circle, LLC, a Delaware limited liability company (“Parent”), and Hendrix Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Parent (“Merger Sub”), each of which are wholly-owned, directly or indirectly, by Mr. Joel Weinshanker. Pursuant to the Merger Agreement, subject to satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing its existence under Texas law as the surviving entity in the Merger. Upon the completion of the Merger, the Company will be a wholly owned subsidiary of Parent.

The board of directors of the Company, acting upon the unanimous recommendation of a special committee of the board of directors consisting of independent directors, the board of directors of Merger Sub and the sole manager of Parent have unanimously approved the Merger Agreement, and the board of directors of the Company has resolved to submit the Merger Agreement to a vote of the Company shareholders and to recommend that the Company shareholders approve the Merger Agreement at a special meeting of such shareholders called for such purpose.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company (“Common Stock”) issued and outstanding as of immediately prior to the Effective Time (excluding any shares of Common Stock held by Parent or its affiliates (including Merger Sub and National Entertainment Collectibles Association, Inc. (“NECA”)), any shares of Common Stock held by the Company in treasury or by any direct or indirect wholly owned subsidiary of the Company) will be automatically cancelled and converted into the right to receive $3.00 per share in cash, without interest (the “Merger Consideration”).

Additionally, at the Effective Time, each option to purchase shares of Common Stock (each, a “Company Option”) that is outstanding immediately prior to the Effective Time will be cancelled and terminated and, to the extent any such Company Option is vested immediately prior to the Effective Time and held by a person other than Messrs. John Marmaduke, Dan Crow, Alan Van Ongevalle or Philip McConnell, will be converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each share of Common Stock then subject to such Company Option. “Option Consideration” means, with respect to any share of Common Stock issuable under each Company Option, an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under the Company Option.

The Company has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions in connection therewith. The board of directors of the Company may, subject to certain conditions, change its recommendation in favor of the approval of the Merger Agreement if, in connection with the receipt of an unsolicited alternative proposal, it determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to effect such a change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties. Prior to changing its recommendation, the board of directors of the Company must provide notice thereof to Parent and allow Parent the opportunity to modify the Merger Agreement in a manner such that the board of directors of the Company would no longer be required to effect such change in recommendation.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) approval of the Merger Agreement by holders of at least two-thirds of the outstanding shares of Common Stock, (ii) there being no law or injunction prohibiting the consummation of the Merger, (iii) subject to specified materiality standards, the accuracy of the representations and warranties of the Company, Parent and Merger Sub, (iv) compliance by the Company, Parent and Merger Sub in all material respects with their respective covenants, (v) absence of any changes or events that have had or would reasonably be expected to have a material adverse effect on the Company, (vi) there being no litigation that shall have been instituted or threatened by a governmental authority seeking to challenge, restrain or prohibit the Merger or the Parent’s ownership of the Company or operation of the Company’s business following the Effective Time, and (vii) receipt of a consent and waiver from Bank of America, N.A. with respect to the Company’s loan facility.

The Merger Agreement contains customary representations and warranties of the Company and Parent. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing date of the Merger and (ii) the efforts of the parties to cause the Merger to be completed.

The Merger Agreement contains certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement, under certain circumstances, the Company may be required to pay Parent a termination fee equal to $857,108.59 or, subject to certain limitations, the amount of the documented out-of-pocket fees and expenses incurred by Parent, Merger Sub and their respective affiliates in connection with the transactions contemplated by the Merger Agreement.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement (i) were made solely for the benefit of the parties to the Merger Agreement, (ii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and (iii) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement and as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have entered into a Support Agreement, dated as of March 17, 2014 (the “Support Agreement”), with John H. Marmaduke, the John H. Marmaduke Family Limited Partnership, a Texas family limited partnership, and Martha A. Marmaduke (the “Supporting Shareholders”), pursuant to which each Supporting Shareholder, in his, her or its capacity as a shareholder of the Company, has agreed, subject to the terms and conditions of the Support Agreement, to, among other things, (1) vote his, her or its shares of Common Stock in favor of the Merger, and (2) refrain from disposing of his, her or its shares of Common Stock and soliciting alternative acquisition proposals to the Merger. The Supporting Shareholders also granted Parent a proxy to vote any shares of Common Stock held by such individuals in favor of the Merger. The Support Agreement will terminate upon the earlier to occur of (A) the Effective Time, (B) the termination of the Merger Agreement in accordance with its terms or (C) any changes to the terms of the Merger, without the consent of the Supporting Shareholders, that reduces the amount or changes the form of the Merger Consideration payable in the Merger to any Supporting Shareholder. Collectively, the Supporting Shareholders own approximately 30.4% of the outstanding shares of Common Stock as of March 17, 2014.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, NECA has entered into a letter agreement, dated as of March 17, 2014 (the “Voting Agreement”) with Parent, pursuant to which NECA, in its capacity as a shareholder of the Company has agreed, subject to the terms and conditions of the Voting Agreement, to vote its shares of Common Stock in favor of the Merger. The obligations of NECA under the Voting Agreement terminate upon the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. NECA owns approximately 12.4% of the outstanding shares of Common Stock as of March 17, 2014.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a form of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Guaranty

Concurrently with the execution and delivery of the Merger Agreement and as a condition to the Company’s willingness to enter into the Merger Agreement, Mr. Weinshanker has entered into a Guaranty, dated as of March 17, 2014 (the “Guaranty”), in favor of the Company, pursuant to which Mr. Weinshanker has agreed to guaranty the obligations of Parent and Merger Sub under the Merger Agreement with respect to the payment of the Merger Consideration and the Option Consideration and, in the event the Merger Agreement is terminated under certain circumstances, the reimbursement of up to $1.5 million of the expenses incurred by the Company in connection with the Merger and the Merger Agreement (the “Expense Reimbursement”) , in each case pursuant to the terms and conditions of the Merger Agreement. In addition, the Guaranty contains representations of Mr. Weinshanker regarding, among other thing, his personal financial statement furnished to the special committee of the Company’s board of directors and covenants of Mr. Weinshanker to maintain a minimum tangible net worth of at least four times the amount of the Merger Consideration and the Option Consideration and to use commercially reasonable efforts to provide Parent with financing sufficient to allow Parent to pay either the Merger Consideration and the Option Consideration or the Expense Reimbursement, as applicable. The Guaranty will terminate upon the earlier to occur of (1) Parent’s irrevocable deposit of the Merger Consideration with Parent’s paying agent and payment of the Option Consideration, in each case pursuant to the Merger Agreement, and (2) the termination of the Merger Agreement (provided that if such termination results in Parent becoming obligated to pay the Company the Expense Reimbursement, the Guaranty will survive such termination with respect to the Expense Reimbursement until such Expense Reimbursement is paid to the Company in accordance with the Merger Agreement).

The foregoing description of the Guaranty does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Guaranty, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Parent, Merger Sub, Mr. Weinshanker, the Company, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Hastings at the following:

Address: 3601 Plains Boulevard, Amarillo, Texas 79102

Phone: (806) 677-1402

Email: dan.crow@goHastings.com

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. You can find information about certain of the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Safe Harbor Statement

This current report on Form 8-K and its exhibits may contain “forward-looking statements.” These forward-looking statements are being made pursuant to the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended, and are based on currently available information and represent the beliefs of the management of the Company. These statements are subject to risks and uncertainties that could cause actual results to differ materially.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement after it has been signed, (2) the outcome of any legal proceedings that may be instituted against the Company or others following the announcement of the Merger Agreement, (3) the inability to complete the merger due to an insufficient number of votes by the Company’s shareholders in favor of the Merger Agreement or the failure to satisfy other conditions contained in the Merger Agreement, (4) the risks that the proposed transaction disrupts current plans and operations of the Company, (5) the actual timing of the closing of the acquisition, and (6) the costs, fees and expenses related to the transaction. The Company undertakes no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Shareholders of the Company are cautioned not to place undue reliance on the forward-looking statements included in this current report on Form 8-K or its exhibits, which speak only as of the date such statements are made. Please refer to the Company’s annual, quarterly, and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

Section 5 –Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Separation Agreements

Concurrently with the execution and delivery of the Merger Agreement and as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Messrs. John Marmaduke and Dan Crow have each entered into Separation Agreements, dated as of March 17, 2014 (the “Separation Agreements”), with the Company, whereby Messrs. Marmaduke and Crow have agreed to retire from their positions as officers of the Company, effective as of the closing date of the Merger, in exchange for severance benefits of $1.5 million and $750,000, respectively. In addition, the respective Separation Agreements provide that Messrs. Marmaduke and Crow will waive certain rights they may have against the Company, including, without limitation, any rights with respect to a Change in Control as such term is defined in the respective Employment Agreements entered into with the Company by each of Messrs. Marmaduke and Crow.

The foregoing description of the Separation Agreements and the Employment Agreements entered into by Messrs. Marmaduke and Crow does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement by and between Mr. Marmaduke and the Company, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference, the full text of the Separation Agreement by and between Mr. Crow and the Company, a form of which is attached hereto as Exhibit 10.3, and is incorporated herein by reference, the full text of the Employment Agreement, dated as of February 1, 2009, by and between

Mr. Marmaduke and the Company, a form of which is attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on April 16, 2009 and is incorporated herein by reference, and the full text of the Employment Agreement, dated as of August 1, 2008, by and between Mr. Crow and the Company, a form of which is attached as Exhibit 10.29 to the Annual Report on Form 10-K filed by the Company on April 21, 2009 and is incorporated herein by reference.

Waiver and Amendment to the Employment Agreement

Concurrently with the execution and delivery of the Merger Agreement and as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Messrs. Alan Van Ongevalle and Philip McConnell have each entered into a Waiver and Amendment to the Employment Agreement, dated as of March 17, 2014 (the “Waiver Agreements”), with the Company, whereby Messrs. Van Ongevalle and McConnell have each, among other things, (i) agreed that the consummation of the Merger will not constitute a Change in Control, as such term is defined in the respective Employment Agreements with the Company entered into by each of Messrs. Van Ongevalle and McConnell, and (ii) waived any rights under their respective Employment Agreements related to such a Change in Control with respect to the Merger. The Waiver Agreements will become effective only in the event the Merger is consummated.

The foregoing description of the Waiver Agreements and the Employment Agreements entered into by Messrs. Van Ongevalle and McConnell does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Waiver Agreement by and between Mr. Van Ongevalle and the Company, a form of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference, the full text of the Waiver Agreement by and between Mr. McConnell and the Company, a form of which is attached hereto as Exhibit 10.5, and is incorporated herein by reference, the full text of the Employment Agreement, dated as of August 1, 2008, by and between Mr. Van Ongevalle and the Company, a form of which is attached as Exhibit 10.30 to the Annual Report on Form 10-K filed by the Company on April 21, 2009 and is incorporated herein by reference, and the full text of the Employment Agreement, dated as of August 1, 2008, by and between Mr. McConnell and the Company, a form of which is attached as Exhibit 10.35 to the Current Report on Form 8-K filed by the Company on April 21, 2009 and is incorporated herein by reference.

Section 7 – Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure.

On March 17, 2014, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.3, that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

2.1	Agreement and Plan of Merger by and among Hastings Entertainment, Inc., Draw Another Circle, LLC and Hendrix Acquisition Corp., dated as of March 17, 2014.

10.1	Guaranty by Joel Weinshanker in favor of Hastings Entertainment, Inc., dated as of March 17, 2014.

10.2	Separation Agreement by and between Hastings Entertainment, Inc. and John H. Marmaduke, dated as of March 17, 2014.

10.3	Separation Agreement by and between Hastings Entertainment, Inc. and Dan Crow, dated as of March 17, 2014.

10.4	Waiver and Amendment to the Employment Agreement by and between Hastings Entertainment, Inc. and Alan Van Ongevalle, dated as of March 17, 2014.

10.5	Waiver and Amendment to the Employment Agreement by and between Hastings Entertainment, Inc. and Philip McConnell, dated as of March 17, 2014.

10.6	Employment Agreement by and between Hastings Entertainment, Inc. and John H. Marmaduke, dated as of February 1, 2009 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by Hastings Entertainment, Inc. on April 16, 2009).

10.7	Employment Agreement by and between Hastings Entertainment, Inc. and Dan Crow, dated as of February 1, 2009 (incorporated by reference to Exhibit 10.29 of the Annual Report on Form 10-K filed by Hastings Entertainment, Inc. for its fiscal year ended January 31, 2009).

10.8	Employment Agreement by and between Hastings Entertainment, Inc. and Alan Van Ongevalle, dated as of February 1, 2009 (incorporated by reference to Exhibit 10.30 of the Annual Report on Form 10-K filed by Hastings Entertainment, Inc. for its fiscal year ended January 31, 2009).

10.9	Employment Agreement by and between Hastings Entertainment, Inc. and Philip McConnell, dated as of February 1, 2009 (incorporated by reference to Exhibit 10.35 of the Annual Report on Form 10-K filed by Hastings Entertainment, Inc. for its fiscal year ended January 31, 2009).

99.1	Support Agreement by and among John H. Marmaduke, the John H. Marmaduke Family Limited Partnership, Martha A. Marmaduke, Draw Another Circle, LLC and Hendrix Acquisition Corp., dated as of March 17, 2014.

99.2	Letter Agreement by and between Draw Another Circle, LLC and National Entertainment Collectibles Association, Inc., dated as of March 17, 2014.

99.3	Press Release issued by Hastings Entertainment, Inc., dated March 17, 2014.

HASTINGS ENTERTAINMENT, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2014	Hastings Entertainment, Inc.
(Registrant)

	By:	/s/ Dan Crow
Dan Crow
Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

HASTINGS ENTERTAINMENT, INC.

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Hastings Entertainment, Inc., Draw Another Circle, LLC and Hendrix Acquisition Corp., dated as of March 17, 2014.

10.1	Guaranty by Joel Weinshanker in favor of Hastings Entertainment, Inc., dated as of March 17, 2014.

10.2	Separation Agreement by and between Hastings Entertainment, Inc. and John H. Marmaduke, dated as of March 17, 2014.

10.3	Separation Agreement by and between Hastings Entertainment, Inc. and Dan Crow, dated as of March 17, 2014.

10.4	Waiver and Amendment to the Employment Agreement by and between Hastings Entertainment, Inc. and Alan Van Ongevalle, dated as of March 17, 2014.

10.5	Waiver and Amendment to the Employment Agreement by and between Hastings Entertainment, Inc. and Philip McConnell, dated as of March 17, 2014.

10.6	Employment Agreement by and between Hastings Entertainment, Inc. and John H. Marmaduke, dated as of February 1, 2009 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by Hastings Entertainment, Inc. on April 16, 2009).

10.7	Employment Agreement by and between Hastings Entertainment, Inc. and Dan Crow, dated as of February 1, 2009 (incorporated by reference to Exhibit 10.29 of the Annual Report on Form 10-K filed by Hastings Entertainment, Inc. for its fiscal year ended January 31, 2009).

10.8	Employment Agreement by and between Hastings Entertainment, Inc. and Alan Van Ongevalle, dated as of February 1, 2009 (incorporated by reference to Exhibit 10.30 of the Annual Report on Form 10-K filed by Hastings Entertainment, Inc. for its fiscal year ended January 31, 2009).

10.9	Employment Agreement by and between Hastings Entertainment, Inc. and Philip McConnell, dated as of February 1, 2009 (incorporated by reference to Exhibit 10.35 of the Annual Report on Form 10-K filed by Hastings Entertainment, Inc. for its fiscal year ended January 31, 2009).

99.1	Support Agreement by and among John H. Marmaduke, the John H. Marmaduke Family Limited Partnership, Martha A. Marmaduke, Draw Another Circle, LLC and Hendrix Acquisition Corp., dated as of March 17, 2014.

99.2	Letter Agreement by and between Draw Another Circle, LLC and National Entertainment Collectibles Association, Inc., dated as of March 17, 2014.

99.3	Press Release issued by Hastings Entertainment, Inc., dated February 21, 2013.